Exhibit 99.1

Multi-Color Corporation Reports Record Fiscal Year 2006 Results

CINCINNATI, May 12, 2006 — Multi-Color Corporation (Nasdaq: LABL) today announced fourth quarter and full year results for the year ended March 31, 2006.

The Company generated record revenue and earnings during fiscal 2006. Revenue increased to $205.3 million or 47% compared to the prior year. Net income rose 21% to $9.6 million, or $1.43 per diluted share, from $8.0 million, or $1.21 per diluted share in fiscal 2005.

Sales and net income were driven by strong organic growth and the Company’s acquisition of NorthStar Print Group from Journal Communications, Inc. in January 2005.

Frank Gerace, President and CEO of Multi-Color Corporation commented, “We are pleased with our continued growth in both sales and income. Our value proposition, which offers a broad range of technology and innovation to our customers, has benefited us this year along with the growth from the acquisition.”

Fiscal 2006 Highlights

•	Sales grew 11% organically (excluding the impact of acquisitions) due to strong demand from existing and new consumer product customers.

•	Cash generated from operating activities of $20.4 million was used to pay down $12.8 million of debt, make capital investments of $4.5 million, and pay dividends to shareholders of $1.3 million.

•	Net debt to total capitalization was reduced to 32% at March 31, 2006 from 48% at March 31, 2005.

•	The successful integration of the NorthStar Print Group. Sales generated by the acquired facilities accounted for $50.1 million of the $65.8 million increase in consolidated sales.

•	The receipt of numerous industry awards for technical excellence and innovation including:

•	A record 16 awards in the 28th Annual Awards Competition sponsored by the Tag and Label Manufacturers Institute (TLMI)

•	Global “Best of the Best” Award by the World Label Association

•	Recognized by Forbes Magazine as one of America’s Best Small Companies

“In the face of several major challenges we experienced during fiscal year 2006; weak performance of our Packaging Services division, costs associated with first-year Sarbanes Oxley Act compliance and raw material price pressures, I am very pleased that we produced another record year of earnings for our shareholders,” said Frank Gerace.

Fourth Quarter Results

Multi-Color reported record results for the fourth quarter of fiscal year 2006:

•	Revenue increased 18% to $53.3 million from $45.3 million in the prior year. Organic growth of 6% for the quarter was lower than experienced during the first three quarters of the fiscal year due to customer demand.

•	Gross profit increased 9% or $.8 million to $9.7 million from $8.9 million in the fourth quarter of fiscal 2005 due to organic and acquisition volume increases offset by less favorable product mix.

•	SG&A expenses increased 19% or $.7 million to $4.5 million from $3.8 million in the fourth quarter of fiscal 2005 due primarily to first-year compliance expenses related to Section 404 provisions of the Sarbanes Oxley Act.

•	Net income rose 3% to $3.0 million, or $.44 per diluted share, from $2.9 million, or $.43 per diluted share in the fourth quarter of fiscal 2005.

“In closing, I am proud of achieving our eighth consecutive year of increased sales and operating income and our second consecutive year of rewarding our shareholders with a quarterly dividend,” Gerace commented. “This could not have happened without the strong performance of our committed and dedicated associates during the fiscal year. I am confident we are positioned to continue achieving our goals of superior growth and profitability. Our goals for FY2007 will remain the same: (1) Win new customers, (2) Grow with existing customers, (3) Low cost manufacturing and (4) International business expansion,” concluded Gerace.

Fourth Quarter and Fiscal Year 2006 Results Conference Call and Webcast

The Company will hold a conference call on May 12, 2006 at 11:00 a.m. (ET) to discuss the press release. For access to the conference call, please dial 1-866-543-6407 (code 74084789) by 10:45 a.m. (ET). A replay of the conference call will be available from 1:00 p.m. (ET) on May 12, 2006 until midnight (ET) on May 19, 2006 at 1-888-286-8010 (code 53691716). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to successfully integrate acquisitions; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments, and other factors; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest.

About Multi-Color ( http://www.multicolorcorp.com)

Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and packaging services to consumer product and food and beverage companies, retailers and container manufacturers. Our customers include many of the world’s largest manufacturers of household, fabric and personal care, automotive and lawn care, and food and beverage products representing many of the world’s most well known and respected brands. We currently provide products and services to more than 650 customers in the United States (U.S.), Canada, Mexico, Central and South America.

Multi-Color Corporation

Condensed Consolidated Statement of Income

(in 000’s except per share data) Unaudited

	Three Months Ended		Twelve Months Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Sales	$53,586	$45,349	$206,077	$139,579
Intersegment	(269)	(62)	(805)	(113)

Net Sales	53,317	45,287	205,272	139,466

Cost of Goods Sold	43,599	36,342	170,352	113,443

Gross Profit	9,718	8,945	34,920	26,023

Selling, General & Administrative	4,469	3,752	17,153	12,054

Operating Income	5,249	5,193	17,767	13,969

Other (Income) Expense	(108)	13	(157)	(67)
Interest Expense	432	412	1,869	1,068

Income before Taxes	4,925	4,768	16,055	12,968
Provision for Taxes	1,970	1,889	6,422	4,986

Net Income	$2,955	$2,879	$9,633	$7,982

Basic Earnings Per Share	$0.45	$0.45	$1.48	$1.27
Diluted Earnings Per Share	$0.44	$0.43	$1.43	$1.21

Basic Shares Outstanding	6,563	6,396	6,525	6,307
Diluted Shares Outstanding	6,771	6,630	6,736	6,613

	Selected Segment Information (in 000’s) Unaudited

Decorating Solutions
Net Sales	$46,523	$39,970	$176,945	$115,755
Gross Profit	9,434	8,644	33,385	22,482
Gross Margin	20%	22%	19%	19%
Income before Taxes	6,600	5,740	21,823	13,770

Packaging Services
Net Sales	$7,063	$5,379	$29,132	$23,824
Gross Profit	284	301	1,535	3,541
Gross Margin	4%	6%	5%	15%
Income before Taxes	175	156	614	2,890

Corporate Expenses	$1,850	$1,128	$6,382	$3,692

	Selected Balance Sheet Information (in 000’s) Unaudited
	March 31, 2006	March 31, 2005
Current Assets	$49,086	$40,956
Total Assets	$113,634	$108,228
Current Liabilities	$29,515	$23,812
Total Liabilities	$60,630	$65,131
Stockholders’ Equity	$53,004	$43,097
Total Debt	$27,801	$40,789

Certain prior year amounts have been reclassified to conform with current year reporting.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance and Chief Financial Officer

Multi-Color Corporation, (513) 345-1108